Exhibit 10.76

BILL OF SALE

Twinlab Corporation (“Twinlab”) is a wholly-owned subsidiary of Twinlab Consolidation Corporation (“TCC”) and a sister company of NutraScience Labs, Inc. (“NSL”), also a wholly-owned subsidiary of TCC. In connection with an acquisition of assets on February 6, 2015, NSL is an obligor on that certain Amended & Restated Unsecured Promissory Note of even date herewith to Nutricap Labs, LLC (“Nutricap”) in the principal amount of $2,750,000 and with a stated maturity date of January 1, 2016 (the “Note”).

IN CONSIDERATION of the sale pursuant hereto by Twinlab to Essex Capital Corporation (“Essex”) of the machinery and equipment listed on Exhibit A hereto as well as Twinlab’s agreement to lease that machinery and equipment from Essex pursuant to and on the terms set forth in one or more Commercial Lease Agreements between Twinlab and Essex of equal date herewith (the “Leases”), Essex hereby irrevocably agrees (i) to enter into a guaranty agreement with Nutricap, in substantially the form attached hereto as Exhibit B, and (ii) to make on behalf of NSL all payments as and when due to Nutricap under the Note, including both the monthly payments set forth in Schedule A to the Note as well as payment in full of all accrued interest and unamortized principal due and owing to Nutricap as of the January 1, 2016 maturity date.

IN CONSIDERATION of Essex’s agreements as set forth above, which for the purposes hereof the parties hereto agree shall be valued as a purchase price of $2,900,000 (equal to the original principal amount of the Leases), constituting good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Twinlab as seller, and with an address at 600 East Quality Drive, American Fork, UT 84003, does hereby sell, transfer, and convey to Essex as buyer, with an address at 1486 East Valley Road, Santa Barbara, CA 93108, all right, title and interest in and to the equipment and other assets listed in Exhibit A hereto, which is incorporated herein by reference (the “Equipment”), and all appurtenant rights relating thereto.

Twinlab represents and warrants to Essex that: (i) Twinlab is the sole and lawful owner of the Equipment; (ii) Twinlab is hereby transferring to Essex good and marketable title to all of the Equipment, free and clear of any claim, charge, encumbrance, covenant, security interest, lien, option, pledge, rights of others, or restriction, whether imposed by agreement, understanding, law, equity or otherwise (each, an “Encumbrance”); (iii) all of such Equipment is in good operating condition, normal wear and tear excepted; (iv) all of the Equipment is located at Twinlab’s facility at 600 East Quality Drive, American Fork, UT 84003; (v) the sale of the Equipment and the execution, delivery and performance of this Bill of Sale and any related agreements by Twinlab has been duly and validly authorized by all necessary corporate action on the part of Twinlab; (vi) neither the sale of the Equipment nor the execution, delivery and performance of this Bill of Sale or any related agreements by Twinlab will violate, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under, the charter documents of Twinlab or any contract, document or instrument by which it is bound, or result in the imposition of any Encumbrance against any of the Equipment, or violate any statute or other law, rule, regulation, or interpretation of any governmental entity; (vii) neither the sale of the Equipment nor the execution, delivery and performance of this Bill of Sale or any related agreements by Twinlab requires the approval or consent of any governmental entity or any other third party, other than those consents previously received in writing and provided by Twinlab to Essex; (viii) neither the sale of the Equipment nor the execution, delivery and performance of this Bill of Sale or any related agreements by Twinlab requires any filing or registration with any governmental entity, except for any filings with the Securities and Exchange Commission (“SEC”) by Twinlab’s ultimate parent company, Twinlab Consolidated Holdings, Inc. (“TCH”), a publicly traded company, that TCH determines in its sole discretion is required to be filed pursuant to applicable SEC regulation; (ix) there is no action, complaint or other legal proceeding pending, or, to the best knowledge of Twinlab, threatened, that might reasonably be expected to have an adverse effect on the Equipment or on Twinlab’s ability to transfer the Equipment, or on any aspect of the transactions contemplated by this Bill of Sale; (x) Twinlab and its affiliated entities are financially solvent and will not be rendered insolvent by the transactions contemplated by this Bill of Sale or any related agreements; (xi) all financial statements of Twinlab and its affiliated entities provided to Essex present fairly the financial condition and results of operations of such entities for the periods covered in all material respects; and (xii) since the most recent date of the financial statements provided to Essex, there has not been, occurred or arisen any change in or event affecting Twinlab, its business, or the Equipment that has had or may reasonably be expected to have a material adverse effect on Twinlab, its business, or the Equipment.

Twinlab agrees to indemnify, defend and hold harmless Essex and its directors, officers, employees, affiliates, agents and assigns from and against any and all actions, costs, damages, disbursements, expenses, liabilities, losses, deficiencies, diminution in value, obligations, penalties or settlements of any kind or nature, whether foreseeable or unforeseeable, including but not limited to, interest, legal, accounting and other professional fees and expenses that may be imposed on or otherwise incurred or suffered by any of such persons or entities, directly or indirectly, as a result of, or based upon or arising from any inaccuracy in or breach of any of the representations or warranties made by Twinlab in this Bill of Sale.

EXCEPT AS SET FORTH IN THIS BILL OF SALE, TWINLAB MAKES NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, REGARDING THE EQUIPMENT. WITHOUT LIMITING, THE GENERALITY OF THE FOREGOING, TWINLAB DISCLAIMS ANY IMPLIED OR EXPRESSED WARRANTY OF MERCHANTIBILITY, FITNESS FOR PURPOSE, QUALITY, CAPACITY, DESIGN, CONDITION, MATERIAL OR WORKMANSHIP, OR AS TO PATENT INFRINGMENT OR THE LIKE. THE SALE OF THE EQUIPMENT SHALL BE ON AN “AS IS, WHERE IS” BASIS “WITH ALL FAULTS”. IN NO EVENT SHALL SELLER BE LIABLE TO BUYER FOR ANY INCIDENTIAL OR CONSEQUENTIAL DAMAGES.

Twinlab hereby covenants that, from time to time after the delivery of this instrument, at the request of Essex and without further consideration, Twinlab will do, execute and deliver all and every such further acts, deeds, conveyances, assignments and assurances as reasonably may be required more effectively to convey, transfer to and vest in Essex, any of the Equipment.

This instrument is executed by, and shall be binding upon, Twinlab, its successors and assigns, effective immediately upon its delivery to Essex. This instrument shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such State, excluding any laws that direct the application of another jurisdiction’s laws.

(signatures on following page)

Dated this 30th day of June 2015.

TWINLAB:		ESSEX:
TWINLAB CORPORATION		ESSEX CAPITAL CORPORATION

BY:	/s/ Tom Tolworthy	BY:	/s/ Ralph T. Iannelli
NAME: TOM TOLWORTHY		NAME: RALPH T. IANNELLI
TITLE: PRESIDENT & CEO		TITLE: PRESIDENT AND CEO